Exhibit 99.1

ARMSTRONG FLOORING COMPLETES SALE OF SOUTH GATE, CALIFORNIA PROPERTY FOR $76.7 MILLION

Lancaster, PA, March 11, 2021. Armstrong Flooring, Inc. (NYSE: AFI) (“Armstrong Flooring” or the “Company”), a leader in the design and manufacture of innovative flooring solutions, announced today that it has completed the previously announced sale of its production facility, warehouse and real estate property located in South Gate, California on March 10, 2021.

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a leading global manufacturer of flooring products and one of the industry’s most trusted and celebrated brands. The company continually builds on its resilient, 150-year legacy by delivering on its mission to create a stronger future for customers through adaptive and inventive solutions. Headquartered in Lancaster, Pennsylvania, Armstrong Flooring safely and responsibly operates eight manufacturing facilities globally. Learn more at www.armstrongflooring.com.

Forward-Looking Statements

Disclosures in this release, including those relating to the sale, proceeds and expected closing of the transaction, as well as expected operational synergies, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated, or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made.

Contact Information

Investors:

Amy Trojanowski

SVP, Chief Financial Officer

ir@armstrongflooring.com

Media:

Alison van Harskamp

Director, Corporate Communications

aficorporatecommunications@armstrongflooring.com